Exhibit (23)B

          CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption 'Experts' in the Registration Statement on Form S-3 and related Prospectus of Halifax Corporation to be filed on or about March 28, 1997, for the registration of 350,464 shares of its common stock and to the incorporation by reference therein of our report dated June 3, 1994, with respect to the consolidated financial statements and schedules of Halifax Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1996, filed with the Securities and Exchange Commission.

                                             /s/ Grant Thornton LLP

          Vienna, Virginia
          March 27, 1997